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                                  EXHIBIT 1




The Board of Directors
General American Life Insurance Company


                                Re: Destiny Variable Universal Life Insurance




We consent to the use of our reports on the financial statements of General American Life Insurance Company dated February 4, 2000, and on the financial statements of the sub-accounts of General American Separate Account Eleven dated February 25, 2000, included herein and to the reference to our firm under the heading "Experts" in the Registration Statement and Prospectus for General American Separate Account Eleven.




                                                   /s/ KPMG LLP


St. Louis, Missouri

April 30, 2001


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                 Independent Auditors' Report


The Board of Directors of General American Life Insurance Company and Policyholders of General American Separate Account Eleven:

We have audited the statements of operations and changes in net assets of the S&P 500 Index, Money Market, Bond Index, Managed Equity, Asset Allocation, International Index, Mid-Cap Equity, Small-Cap Equity, Equity Income, Growth, Overseas, Asset Manager, High Income, Worldwide Hard Assets, Worldwide Emerging Markets, Multi-Style Equity, Core Bond, Aggressive Equity, Non-US, Income & Growth, International, Value, Bond Portfolio, and Small Company Portfolio Fund Divisions of General American Separate Account Eleven for the two years ended December 31, 1999. These financial statements are the responsibility of the management of General American Separate Account Eleven. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the results of operations of the S&P 500 Index, Money Market, Bond Index, Managed Equity, Asset Allocation, International Index, Mid-Cap Equity, Small-Cap Equity, Equity Income, Growth, Overseas, Asset Manager, High Income, Worldwide Hard Assets, Worldwide Emerging Markets, Multi-Style Equity, Core Bond, Aggressive Equity, Non-US, Income & Growth, International, Value, Bond Portfolio, and Small Company Portfolio Fund Divisions of General American Separate Account Eleven for the two years ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP

St. Louis, Missouri
February 25, 2000





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                 Independent Auditors' Report



The Board of Directors and Member of
General American Life Insurance Company:


We have audited the consolidated balance sheet of General American Life Insurance Company and subsidiaries as of December 31, 1999 and the related consolidated statements of operations, comprehensive income, stockholder equity, and cash flows for each of the years in the two-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of General American Life Insurance Company and subsidiaries as of December 31, 1999 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.



/s/ KPMG LLP

St. Louis, Missouri
February 4, 2000